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                                  EXHIBIT 10H

                                  SBM COMPANY

                                   FORM 10-K

                               DECEMBER 31, 1994

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                              EMPLOYMENT AGREEMENT

         AGREEMENT, Dated as of November 30, 1994, between SBM Company and State Bond and Mortgage Life Insurance Company (together, the "Company"), and Dale Bauman.


    1. This Employment Agreement is binding upon execution and acceptance by Chief Executive Officer and upon the completion of any required filings with and approvals by the Minnesota Department of Commerce or, if earlier, the lapsing or revocation of such requirements.


    2. Initial term of Agreement through December 31, 1996. Agreement renews automatically for one year terms thereafter unless terminated by either party on 60 days notice at end of any term.

    3.   Special change of control executive bonus emphasizing:

         a.   product conservation efforts
         b.   maintenance and expansion of distribution
         c.   assistance in rearranging Multico/Trimark business arrangements


         The amount of such bonus shall be determined by the Chief Executive Officer and shall be in an amount not less than 5% nor greater than 20% of 1995 base compensation.


     4. Termination fee upon termination of employment by SBM other than for substantial cause as follows:

         a. one week of base salary per year of service, but not to exceed six months, if after (or in anticipation of) a change of control of SBM to any person not now a 20% voting shareholder; provided that if employee obtains a new position within three months of termination then employee will retain three months' base (the "minimum payment") and if new employment is obtained after three months a pro rata portion of the amount in excess of the minimum payment will be rebated or not paid, as appropriate.

         b. one week of base salary per year of service, but not to exceed three months if termination is under any other circumstances.



Agreed and accepted
as of November 30, 1994


______________________________________________
/s/Dale Bauman

______________________________________________
SBM Company
State Bond and Mortgage Life Insurance Company
By their CEO, /s/Charles A. Geer